                                                                    Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                 AS OF 10/31/99

   AGGREGATE RECEIVABLES BALANCE                    NUMBER OF ACCTS     PERCENT OF                   AGGREGATE          PERCENT OF
                                                                         NUMBER OF                  RECEIVABLE           AGGREGATE
                                                                             ACCTS                     BALANCE          RECEIVABLE
                                                                                                                           BALANCE

    1.       5,000 or less                                21,854           65.88%              $37,078,844.17               6.88%

    2.       5,000 -    10,000                             4,434           13.37%               31,271,534.72               5.80%

    3.      10,000 -    25,000                             3,773           11.37%               58,762,344.25              10.90%

    4.      25,000 -    50,000                             1,529            4.61%               53,588,222.70               9.94%

    5.      50,000 -    75,000                               525            1.58%               31,803,659.10               5.90%

    6.      75,000 -   100,000                               246            0.74%               21,225,891.07               3.94%

    7.     100,000 -   250,000                               490            1.48%               74,070,581.78              13.74%

    8.     250,000 -   500,000                               187            0.56%               62,383,409.58              11.57%

    9.     500,000 - 1,000,000                                82            0.25%               55,104,954.01              10.22%

   10.   1,000,000 - 5,000,000                                46            0.14%               81,439,684.49              15.11%

   11.        Over   5,000,000                                 5            0.02%               32,307,177.27               5.99%


   Total:                                                 33,171                              $539,036,303.14  (1)

  (1)  Includes $4,900,560.98 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                      IDENTIFIED PORTFOLIO AS OF 10/31/99


REMAINING INSTALLMENT                              NUMBER OF                  PERCENT                AGGREGATE            PERCENT OF
TERM                                                   ACCTS             OF NUMBER OF              RECEIVABLES             AGGREGATE
                                                                                ACCTS                  BALANCE           RECEIVABLES
                                                                                                                             BALANCE

03 Months or Less                                     13,472                   40.61%           $76,316,444.21                14.16%


04 to 06 Months                                       11,427                   34.45%           160,584,495.65                29.79%


07 to 09 Months                                        7,794                   23.50%           181,256,770.18                33.63%


10 to 12 Months                                          253                    0.76%            42,970,428.37                 7.97%


13 to 18 Months                                          104                    0.31%            18,838,457.07                 3.49%


More than 18 Months                                      121                    0.36%            59,069,707.66                10.96%



Total:                                                33,171                                   $539,036,303.14  (1)



(1) Includes $4,900,560.98 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                 AS OF 10/31/99

     STATES                                        AGGREGATE RECEIVABLES BALANCE                       PERCENTAGE OF AGGREGATE
                                                                                                           RECEIVABLES BALANCE
     CALIFORNIA                                                  $121,778,884.68                                        22.59%
     TEXAS                                                         71,002,155.38                                        13.17%
     NEW YORK                                                      38,369,924.90                                         7.12%
     FLORIDA                                                       30,081,082.85                                         5.58%
     PENNSYLVANIA                                                  29,568,759.10                                         5.49%
     NEW JERSEY                                                    18,772,974.11                                         3.48%
     OHIO                                                          17,029,074.16                                         3.16%
     LOUISIANA                                                     16,264,417.02                                         3.02%
     WASHINGTON                                                    16,177,090.19                                         3.00%
     MICHIGAN                                                      14,383,253.69                                         2.67%
     MASSACHUSETTS                                                 14,147,465.17                                         2.62%
     ILLINOIS                                                      12,888,986.20                                         2.39%
     VIRGINIA                                                      10,588,657.87                                         1.96%
     UTAH                                                           9,419,495.32                                         1.75%
     GEORGIA                                                        9,013,775.62                                         1.67%
     COLORADO                                                       8,995,854.62                                         1.67%
     MISSOURI                                                       7,332,258.99                                         1.36%
     TENNESSEE                                                      6,971,066.97                                         1.29%
     KENTUCKY                                                       6,860,515.09                                         1.27%
     OREGON                                                         6,498,069.59                                         1.21%
     NORTH CAROLINA                                                 6,148,727.52                                         1.14%
     CONNECTICUT                                                    5,516,929.43                                         1.02%
     MISSISSIPPI                                                    4,937,356.47                                         0.92%
     ALASKA                                                         4,793,802.88                                         0.89%
     IDAHO                                                          4,572,645.41                                         0.85%
     WEST VIRGINIA                                                  4,437,476.56                                         0.82%
     ARIZONA                                                        4,296,809.82                                         0.80%
     MARYLAND                                                       4,171,176.41                                         0.77%
     INDIANA                                                        4,008,749.75                                         0.74%
     OKLAHOMA                                                       3,716,912.18                                         0.69%
     ALABAMA                                                        3,624,083.17                                         0.67%
     SOUTH CAROLINA                                                 3,545,290.47                                         0.66%
     WISCONSIN                                                      3,503,122.43                                         0.65%
     NEVADA                                                         3,122,398.86                                         0.58%
     MINNESOTA                                                      2,997,242.36                                         0.56%
     HAWAII                                                         2,736,528.34                                         0.51%
     ARKANSAS                                                       2,693,786.22                                         0.50%
     NEW HAMPSHIRE                                                  1,197,332.57                                         0.22%
     MAINE                                                            724,590.85                                         0.13%
     NEBRASKA                                                         562,992.91                                         0.10%
     MONTANA                                                          493,061.80                                         0.09%
     IOWA                                                             376,524.21                                         0.07%
     WYOMING                                                          237,443.05                                         0.04%
     SOUTH DAKOTA                                                     212,073.05                                         0.04%
     RHODE ISLAND                                                     179,365.74                                         0.03%
     BRITISH COLUMBIA                                                  69,815.83                                         0.01%
     NEW MEXICO                                                        15,216.61                                         0.00%
     KANSAS                                                             1,086.72                                         0.00%
      Total:                                                     $539,036,303.14  (1)                                  100.00%

   (1)  Includes $4,900,560.98 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                TEN MONTHS                            TWELVE MONTHS
                                                             ENDED OCTOBER 31,                      ENDED DECEMBER 31,
                                                           1999              1998                 1998              1997
                                                           ----              ----                 ----              ----

Average Month Principal Balance (2)                       $528,903           $533,566              $536,913       $562,229
Gross Charge Offs                                            2,288              2,404                 3,010          1,002
Recoveries                                                     991                694                   804            102
Net Charge Offs                                              1,297              1,710                 2,206            900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance                   0.29% (3)          0.38% (3)             0.41%          0.16%



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
(2)      Based on the average beginning of the month balances.
(3)      Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                             AT OCTOBER 31,                      AT DECEMBER 31,
                                                         1999              1998              1998              1997
                                                         ----              ----              ----              ----

Number of days a loan remains overdue
    after cancellation of the related insurance
    policy
         31-89 days                                      0.82%              0.80%            1.25%               1.17%
         90-270 days                                     0.60%              1.06%            0.91%               0.93%
         Over 270 days (1)                               0.00%              0.00%            0.00%               0.00%
                                                         -----              -----            -----               -----
             Total                                       1.42%              1.86%            2.16%               2.10%
                                                         =====              =====            =====               =====



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                          TEN MONTHS                         TWELVE MONTHS
                                                        ENDED OCTOBER 31,                  ENDED DECEMBER 31,
                                                      1999              1998             1998              1997
                                                      ----              ----             ----              ----

Average Month Principal Balance (1)                $528,903         $533,566           $536,913        $562,229
Interest & Fee Income                                45,329           51,021             60,676          63,462

Average Revenue Yield on Outstanding                  10.28%(2)        11.47% (2)         11.30%          11.29%
   Principal Balance Receivables



(1)      Based on the average beginning of the month balances.
(2)      Calculated on an annualized basis.